EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement on Amendment No. 1 to Schedule 13D (this “Schedule 13D”) jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D with respect to the shares of Common Stock of Resolute Holdings Management, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signatures on the next page]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 17th day of March, 2025.

RESOLUTE COMPO HOLDINGS LLC

By:	Tungsten 2024 LLC, its managing member

By:	/s/ John D. Cote
Name: John D. Cote
Title: Manager

RESOLUTE MANCO HOLDINGS LLC

By:	Tungsten 2024 LLC, its managing member

By:	/s/ John D. Cote
Name: John D. Cote
Title: Manager

TUNGSTEN 2024 LLC

By:	/s/ John D. Cote
Name: John D. Cote
Title: Manager

THOMAS R. KNOTT

/s/ Thomas R. Knott
Thomas R. Knott

C 323 HOLDINGS, LLC

By:	/s/ Thomas R. Knott
Name: Thomas R. Knott
Title: Sole Member

JOHN D. COTE

/s/ John D. Cote
John D. Cote